As filed with the Securities and Exchange Commission on May 17, 2024

Registration No. 333-279187

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-0778636
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1293 South Main Street

Akron, Ohio 44301

(330) 253-5592

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael P. McGaugh

President and Chief Executive Officer

1293 South Main Street

Akron, Ohio 44301

(330) 253-5592

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Bret Treier

Vorys, Sater, Seymour and Pease LLP

50 South Main Street

Suite 1200

Akron, OH 44308

(330) 208-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of Myers Industries, Inc. (File No. 333-279187), originally filed on May 7, 2024 (the “Registration Statement”), is being filed as an exhibit-only filing solely for the purpose of replacing the Exhibit 107.1, Calculation of Filing Fee Table, previously filed with the Registration Statement with the Exhibit 107.1, Calculation of Filing Fee Table, filed herewith. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the Exhibit 107.1, Calculation of Filing Fee Table, filed herewith. This Amendment does not modify any content of the prospectus contained in Part I or the balance of Part II of the Registration Statement which are hereby omitted.

Item 16. Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1**	Myers Industries, Inc. Second Amended and Restated Articles of Incorporation. Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on April 29, 2021.

4.2**	Myers Industries, Inc. Amended and Restated Code of Regulations, as amended. Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on April 29, 2021.

4.3*	Form of Specimen Certificate Representing Preferred Stock.

4.4**	Form of Indenture.

4.5*	Form of Note.

4.6*	Form of Warrant.

4.7*	Form of Warrant Agreement.

4.8*	Form of Unit Agreement.

5.1**	Opinion of Vorys, Sater, Seymour and Pease LLP.

23.1**	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1).

23.2**	Consent of Ernst & Young, LLP, independent registered public accounting firm.

23.3**	Consent of RSM US LLP.

24.1**	Power of Attorney.

25.1*†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the indenture filed as Exhibit 4.4 above.

107.1#	Calculation of Filing Fee Table

#	Filed herewith.
*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.
**	Previously filed.
†	To be filed in accordance with the requirements of Item 601(b)(25) of Regulation S-K.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Akron, State of Ohio, on this 17th day of May, 2024.

MYERS INDUSTRIES, INC.

/s/ Michael P. McGaugh
Michael P. McGaugh
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael P. McGaugh Michael P. McGaugh	President, Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2024

/s/ Grant E. Fitz Grant E. Fitz	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 17, 2024

* Yvette Dapremont Bright	Director	May 17, 2024

* Ronald M. De Feo	Director	May 17, 2024

* William A. Foley	Director	May 17, 2024

* Jeffrey Kramer	Director	May 17, 2024

* F. Jack Liebau, Jr.	Director	May 17, 2024

* Bruce M. Lisman	Director	May 17, 2024

* Lori Lutey	Director	May 17, 2024

*

The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which has been filed as an exhibit to this registration statement on behalf of such directors and officers.

By:	/s/ Michael P. McGaugh	Date: May 17, 2024
Michael P. McGaugh
Title: Attorney-in-fact